BANKWELL FINANCIAL GROUP REPORTS OPERATING RESULTS FOR THE SECOND QUARTER AND DECLARES THIRD QUARTER DIVIDEND
New Canaan, CT – July 26, 2023 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $8.0 million, or $1.02 per share for the second quarter of 2023, versus $12.0 million, or $1.55 per share, for the same period in 2022.
The Company's Board of Directors declared a $0.20 per share cash dividend, payable August 24, 2023 to shareholders of record on August 14, 2023.
We recommend reading this earnings release in conjunction with the Second Quarter 2023 Investor Presentation, located at http://investor.mybankwell.com/Presentations and included as an exhibit to our July 26, 2023 Current Report on Form 8-K.
Notes Bankwell Financial Group President and CEO, Christopher R. Gruseke:
"Against the headwinds of an inverted yield curve, the Company generated a 0.99% Return on Average Assets and a 12.91% Return on Average Shareholders' Equity this quarter. As we look to the second half of the year, we can revise our prior guidance upward regarding full year 2023 Net Interest Income (“NII”). Prior guidance had indicated a year-over-year decrease to NII of approximately 10%. We can now guide to a 5-6% decline for 2023 NII versus 2022 performance.

Future margin compression can be expected as the Federal Reserve holds short term rates higher for longer than earlier market consensus, however, our operational efficiency and increasing loan yields will provide a cushion against the uncertain policy backdrop. The Company’s year to date non-interest expense was 1.58% of average assets year for the six-month period ending June 30, 2023, while the average loan yield for the same period stood at 5.95%. The average yield on loans originated thus far in 2023 was 7.38%.

Capital and liquidity positions are strong, and we are confident in the credit quality of the loan book.

Please see the Company's recent Press Release regarding the Company’s newly appointed Executive Vice President and Chief Innovation Officer, Ryan Hildebrand. We are delighted to have Ryan join the management team."
Second Quarter 2023 Highlights:
•Total gross loans were $2.8 billion, growing $98.2 million, or 3.7%, compared to December 31, 2022.
•Deposits of $2.8 billion for the quarter ended June 30, 2023, decreasing $12.0 million, or 0.4% from December 31, 2022.
•Non-brokered deposits were $1.8 billion as of June 30, 2023, up by $48 million, or an increase of 2.7% from March 31, 2023; as of July 25, 2023, non-brokered deposits increased an additional $57 million since June 30, 2023.
•FDIC-insured deposits totaled $2.0 billion and represent 71.2% of total deposits as of June 30, 2023.
•As of June 30, 2023, the Bank has $1.7 billion immediately available liquidity, comprised of cash, AFS securities and borrowing capacity with the FHLB of Boston and FRB.
•Immediately available liquidity provides more than two times coverage of uninsured deposits.
•Average yield on 2023 funded loans was 7.38% as of June 30, 2023.
•Return on average assets was 0.99% for the quarter ended June 30, 2023.
•Return on average shareholders' equity was 12.91% for the quarter ended June 30, 2023.
•The net interest margin was 3.07% for the quarter ended June 30, 2023.
•The efficiency ratio was 49.8% for the quarter ended June 30, 2023.
•Investment securities totaled $117.8 million and represent 3.6% of total assets, with HTM securities totaling $15.9 million, or 0.5% of total assets.

Earnings and Performance

Revenues (net interest income plus noninterest income) for the quarter ended June 30, 2023 were $25.4 million, versus $25.0 million and for the quarter ended June 30, 2022. Revenues for the six months ended June 30, 2023 were $52.5 million, versus $45.4 million for the six months ended June 30, 2022. The increase in revenues for the quarter and six months ended 2023 was primarily attributable to an increase in interest and fees on loans due to loan growth and higher overall loan yields1 for the quarter ended June 30, 2023. The increase in revenues was partially offset by an increase in interest expense.
1 - The increase in overall loan yields was 111 bps and 123 bps for the quarter and six months ended June 30, 2023, respectively.
Net income for the quarter ended June 30, 2023 was $8.0 million, versus $12.0 million for the quarter ended June 30, 2022. Net income for the six months ended June 30, 2023 was $18.4 million, versus $20.2 million for the six months ended June 30, 2022. The decrease in net income for the quarter and six months ended 2023 was primarily due to an increase in the provision for credit losses and an increase in noninterest expense, primarily due to increased FDIC insurance expense, and an increase in salary and employee benefits expense, mainly due to severance costs. The decrease was partially offset by a direct result of the aforementioned increases in revenues.
Basic and diluted earnings per share were $1.02 and $1.02, respectively, for the quarter ended June 30, 2023 compared to basic and diluted earnings per share of $1.56 and $1.55, respectively, for the quarter ended June 30, 2022. Basic and diluted earnings per share were $2.36 and $2.34, respectively, for the six months ended June 30, 2023 compared to basic and diluted earnings per share of $2.61 and $2.58, respectively, for the six months ended June 30, 2022.
The net interest margin (fully taxable equivalent basis) for the quarters ended June 30, 2023 and June 30, 2022 was 3.07% and 4.01%, respectively. The net interest margin (fully taxable equivalent basis) for the six months ended June 30, 2023 and June 30, 2022 was 3.15% and 3.65%, respectively. The decrease in the net interest margin was due to an increase in funding costs partially offset by an increase in overall loan yields.
Allowance for Credit Losses (ACL)
Provision for credit losses was $2.6 million for the quarter ended June 30, 2023, bringing the ACL-Loans as a percentage of total loans to 1.11%. Provision for credit losses was $0.8 million for the quarter ended March 31, 2023. The increase in the provision for credit losses is mainly attributable to forward looking CECL macroeconomic factors.
Financial Condition
Assets totaled $3.3 billion at June 30, 2023 and remained flat compared to December 31, 2022. Gross loans totaled $2.8 billion at June 30, 2023, an increase of $98.2 million or 3.7% compared to December 31, 2022. Deposits totaled $2.8 billion at June 30, 2023, and remained flat compared to December 31, 2022.
Capital
Shareholders’ equity totaled $248.8 million as of June 30, 2023, an increase of $10.3 million compared to December 31, 2022, primarily a result of net income of $18.4 million for the six months ended June 30, 2023. The increase was partially offset by the Day 1 CECL adoption of $4.9 million, dividends paid of $3.1 million, and a $1.5 million unfavorable impact to accumulated other comprehensive income. The unfavorable impact to accumulated other comprehensive income was driven by fair value marks on the Company's Available for sale investment securities portfolio of $0.9 million and fair value marks related to hedge positions involving interest rate swaps of $0.7 million. The Company's interest rate swaps are used to hedge interest rate risk.

About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking needs of residents and businesses throughout Fairfield and New Haven Counties, Connecticut. For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Courtney E. Sacchetti, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the banking industry or securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

Non-GAAP Financial Measures
In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including noninterest expense control. The Company believes that tangible common equity, tangible assets, tangible common equity to tangible assets, tangible common shareholders' equity, fully diluted tangible book value per common share, adjusted noninterest expense, operating revenue, efficiency ratio, average tangible common equity, annualized return on average tangible common equity, return on average assets, return on average shareholders' equity, and the dividend payout ratio are useful to evaluate the relative strength of the Company's performance and capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	June 30, 2023	March 31, 2023	December 31, 2022	June 30, 2022
ASSETS
Cash and due from banks	$207,345	$249,812	$344,925	$149,522
Federal funds sold	54,706	27,370	10,754	21,505
Cash and cash equivalents	262,051	277,182	355,679	171,027

Investment securities
Marketable equity securities, at fair value	2,017	2,028	1,988	2,126
Available for sale investment securities, at fair value	99,938	103,171	103,663	94,907
Held to maturity investment securities, at amortized cost	15,884	15,931	15,983	15,917
Total investment securities	117,839	121,130	121,634	112,950
Loans receivable (net of ACL-Loans of $30,694, $27,998, $22,431, and $15,773 at June 30, 2023, March 31 2023, December 31, 2022, and June 30, 2022, respectively)	2,736,607	2,724,514	2,646,384	2,036,626
Accrued interest receivable	14,208	14,261	13,070	8,047
Federal Home Loan Bank stock, at cost	5,696	5,234	5,216	5,064
Premises and equipment, net	27,658	27,619	27,199	27,768
Bank-owned life insurance	50,816	50,524	50,243	49,699
Goodwill	2,589	2,589	2,589	2,589
Deferred income taxes, net	10,014	8,692	7,422	4,768
Other assets	25,229	20,573	23,013	17,014
Total assets	$3,252,707	$3,252,318	$3,252,449	$2,435,552

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing deposits	$367,635	$377,667	$404,559	$372,584
Interest bearing deposits	2,421,228	2,420,641	2,396,259	1,660,941
Total deposits	2,788,863	2,798,308	2,800,818	2,033,525

Advances from the Federal Home Loan Bank	90,000	90,000	90,000	105,000
Subordinated debentures	69,082	69,020	68,959	34,500
Accrued expenses and other liabilities	55,949	52,683	54,203	37,060
Total liabilities	3,003,894	3,010,011	3,013,980	2,210,085

Shareholders’ equity
Common stock, no par value	116,541	115,875	115,018	115,599
Retained earnings	133,988	127,566	123,640	109,523
Accumulated other comprehensive (loss) income	(1,716)	(1,134)	(189)	345
Total shareholders’ equity	248,813	242,307	238,469	225,467

Total liabilities and shareholders’ equity	$3,252,707	$3,252,318	$3,252,449	$2,435,552

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended				For the Six Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	June 30, 2022	June 30, 2023	June 30, 2022
Interest and dividend income
Interest and fees on loans	$42,482	$39,723	$36,545	$25,141	$82,205	$46,569
Interest and dividends on securities	1,002	1,000	898	774	2,002	1,494
Interest on cash and cash equivalents	3,022	3,568	2,150	449	6,590	603
Total interest and dividend income	46,506	44,291	39,593	26,364	90,797	48,666
Interest expense
Interest expense on deposits	20,777	17,033	11,083	1,983	37,810	4,189
Interest expense on borrowings	1,738	1,717	1,701	558	3,455	1,144
Total interest expense	22,515	18,750	12,784	2,541	41,265	5,333

Net interest income	23,991	25,541	26,809	23,823	49,532	43,333
Provision (credit) for credit losses	2,579	826	4,272	(1,445)	3,405	(1,216)
Net interest income after provision for credit losses	21,412	24,715	22,537	25,268	46,127	44,549
Noninterest income
Bank owned life insurance	292	281	273	265	573	525
Service charges and fees	361	286	343	249	647	489
Gains and fees from sales of loans	725	931	12	608	1,656	1,239
Other	23	28	(100)	30	51	(143)
Total noninterest income	1,401	1,526	528	1,152	2,927	2,110
Noninterest expense
Salaries and employee benefits	6,390	6,081	5,988	5,433	12,471	10,373
Occupancy and equipment	2,204	2,084	1,919	2,193	4,288	4,343
Professional services	692	1,322	912	1,000	2,014	1,981
Data processing	729	671	663	689	1,400	1,343
Director fees	453	392	378	339	845	691
FDIC insurance	1,050	1,062	898	262	2,112	485
Marketing	177	151	112	107	328	152
Other	946	928	1,601	913	1,874	1,493
Total noninterest expense	12,641	12,691	12,471	10,936	25,332	20,861
Income before income tax expense	10,172	13,550	10,594	15,484	23,722	25,798
Income tax expense	2,189	3,171	2,573	3,462	5,360	5,564
Net income	$7,983	$10,379	$8,021	$12,022	$18,362	$20,234
Earnings Per Common Share:
Basic	$1.02	$1.34	$1.04	$1.56	$2.36	$2.61
Diluted	$1.02	$1.33	$1.04	$1.55	$2.34	$2.58
Weighted Average Common Shares Outstanding:
Basic	7,593,417	7,554,689	7,507,540	7,556,645	7,574,160	7,596,639
Diluted	7,601,562	7,616,671	7,563,116	7,614,243	7,639,828	7,683,305
Dividends per common share	$0.20	$0.20	$0.20	$0.20	$0.40	$0.40

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarter Ended				For the Six Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	June 30, 2022	June 30, 2023	June 30, 2022
Performance ratios:
Return on average assets	0.99%	1.30%	1.07%	1.96%	1.14%	1.65%
Return on average shareholders' equity	12.91%	17.48%	13.38%	22.09%	15.15%	19.16%
Return on average tangible common equity	13.05%	17.67%	13.52%	22.36%	15.31%	19.40%
Net interest margin	3.07%	3.24%	3.70%	4.01%	3.15%	3.65%
Efficiency ratio(1)	49.8%	46.9%	45.6%	43.8%	48.3%	45.9%
Net loan charge-offs as a % of average loans	—%	0.02%	—%	—%	0.02%	—%
Dividend payout ratio(2)	19.61%	15.04%	19.23%	12.90%	17.09%	15.50%
(1)Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.
(2)The dividend payout ratio is calculated by dividing dividends per share by earnings per share.

	As of
	June 30, 2023	March 31, 2023	December 31, 2022	June 30, 2022
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets(1)	10.34%	10.17%	10.28%	11.10%
Total Capital to Risk-Weighted Assets(1)	11.41%	11.16%	11.07%	11.80%
Tier I Capital to Risk-Weighted Assets(1)	10.34%	10.17%	10.28%	11.80%
Tier I Capital to Average Assets(1)	9.41%	9.22%	9.88%	10.15%
Tangible common equity to tangible assets	7.58%	7.38%	7.26%	9.16%
Fully diluted tangible book value per common share	$31.45	$30.56	$30.51	$28.75
(1)Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.

BANKWELL FINANCIAL GROUP, INC.
ASSET QUALITY (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	June 30, 2023	March 31, 2023	December 31, 2022	June 30, 2022
ACL-Loans:
Balance at beginning of period	$27,998	$22,431	$18,167	$17,141
Day 1 CECL Adjustment on January 1, 2023	—	5,079	—	—
Beginning balance January 1, 2023	27,998	27,510	18,167	—
Charge-offs:
Commercial business	—	(440)	—	—
Consumer	(25)	(12)	(11)	—
Total charge-offs	(25)	(452)	(11)	—
Recoveries:
Commercial real estate	—	—	—	77
Commercial business	32	—	—	—
Consumer	10	6	3	—
Total recoveries	42	6	3	77
Net loan recoveries (charge-offs)	17	(446)	(8)	77
Provision for credit losses - loans	2,679	934	4,272	(1,445)
Balance at end of period	$30,694	$27,998	$22,431	$15,773

	As of
	June 30, 2023	March 31, 2023	December 31, 2022	June 30, 2022
Asset quality:
Nonaccrual loans
Residential real estate	$1,429	$1,443	$2,152	$2,161
Commercial real estate	1,905	1,912	2,781	2,955
Commercial business	2,815	1,528	2,126	787
Construction	9,382	9,382	9,382	9,382
Total nonaccrual loans	15,531	14,265	16,441	15,285
Other real estate owned	—	—	—	—
Total nonperforming assets	$15,531	$14,265	$16,441	$15,285

Nonperforming loans as a % of total loans	0.56%	0.52%	0.61%	0.74%
Nonperforming assets as a % of total assets	0.48%	0.44%	0.51%	0.63%
ACL-loans as a % of total loans	1.11%	1.01%	0.84%	0.77%
ACL-loans as a % of nonperforming loans	197.63%	196.27%	136.43%	103.19%
Total past due loans to total loans	1.30%	0.94%	0.60%	1.40%

Total nonaccrual loans decreased $0.9 million to $15.5 million as of June 30, 2023 when compared to December 31, 2022. Nonperforming assets as a percentage of total assets decreased to 0.48% at June 30, 2023, down from 0.51% at December 31, 2022. The ACL-Loans at June 30, 2023 was $30.7 million, representing 1.11% of total loans.

Past due loans increased to $36.0 million, or 1.30% of total loans, as of June 30, 2023, compared to $16.1 million, or 0.60% of total loans, as of December 31, 2022. Of the June 30, 2023 past due loans, $9.3 million of loans were between 31 - 33 days past due and have subsequently become current.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

Period End Loan Composition	June 30, 2023	March 31, 2023	December 31, 2022	Current QTD % Change	YTD % Change
Residential Real Estate	$54,631	$58,541	$60,588	(6.7)%	(9.8)%
Commercial Real Estate(1)	1,930,972	1,960,712	1,921,252	(1.5)	0.5
Construction	219,615	177,115	155,198	24.0	41.5
Total Real Estate Loans	2,205,218	2,196,368	2,137,038	0.4	3.2
Commercial Business	530,913	543,457	520,447	(2.3)	2.0
Consumer	37,475	19,464	17,963	92.5	108.6
Total Loans	$2,773,606	$2,759,289	$2,675,448	0.5%	3.7%
(1) Includes owner occupied commercial real estate.
Gross loans totaled $2.8 billion at June 30, 2023, an increase of $98.2 million or 3.7% compared to December 31, 2022.

Period End Deposit Composition	June 30, 2023	March 31, 2023	December 31, 2022	Current QTD % Change	YTD % Change
Noninterest bearing demand	$367,635	$377,667	$404,559	(2.7)%	(9.1)%
NOW	106,189	89,896	104,057	18.1	2.0
Money Market	879,017	874,202	913,868	0.6	(3.8)
Savings	108,625	117,986	151,944	(7.9)	(28.5)
Time	1,327,397	1,338,557	1,226,390	(0.8)	8.2
Total Deposits	$2,788,863	$2,798,308	$2,800,818	(0.3)%	(0.4)%

Total deposits were $2.8 billion at June 30, 2023, a decrease of $12.0 million, or 0.4%, when compared to December 31, 2022.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest income	June 30, 2023	March 31, 2023	June 30, 2022	June 23 vs. Mar 23 % Change	Jun 23 vs. Jun 22 % Change
Bank owned life insurance	$292	$281	$265	3.9%	10.2%
Service charges and fees	361	286	249	26.2	45.0
Gains and fees from sales of loans	725	931	608	(22.1)	19.2
Other	23	28	30	(17.9)	(23.3)
Total noninterest income	$1,401	$1,526	$1,152	(8.2)%	21.6%

	For the Six Months Ended
Noninterest income	June 30, 2023	June 30, 2022	% Change
Bank owned life insurance	$573	$525	9.1%
Service charges and fees	647	489	32.3
Gains and fees from sales of loans	1,656	1,239	33.7
Other	51	(143)	Favorable
Total noninterest income	$2,927	$2,110	38.7%
Noninterest income increased by $0.2 million to $1.4 million for the quarter ended June 30, 2023 compared to the quarter ended June 30, 2022. Noninterest income increased by $0.8 million to $2.9 million for the six months ended June 30, 2023 compared to the six months ended June 30, 2022. The increase in noninterest income was driven by an increase in SBA loan sales and increases in service charges and fees for the quarter and six months ended 2023.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST EXPENSE (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest expense	June 30, 2023	March 31, 2023	June 30, 2022	June 23 vs. Mar 23 % Change	Jun 23 vs. Jun 22 % Change
Salaries and employee benefits	$6,390	$6,081	$5,433	5.1%	17.6%
Occupancy and equipment	2,204	2,084	2,193	5.8	0.5
Professional services	692	1,322	1,000	(47.7)	(30.8)
Data processing	729	671	689	8.6	5.8
Director fees	453	392	339	15.6	33.6
FDIC insurance	1,050	1,062	262	(1.1)	300.8
Marketing	177	151	107	17.2	65.4
Other	946	928	913	1.9	3.6
Total noninterest expense	$12,641	$12,691	$10,936	(0.4)%	15.6%

	For the Six Months Ended
Noninterest expense	June 30, 2023	June 30, 2022	% Change
Salaries and employee benefits	$12,471	$10,373	20.2%
Occupancy and equipment	4,288	4,343	(1.3)%
Professional services	2,014	1,981	1.7%
Data processing	1,400	1,343	4.2%
Director fees	845	691	22.3%
FDIC insurance	2,112	485	335.5%
Marketing	328	152	115.8%
Other	1,874	1,493	25.5%
Total noninterest expense	25,332	20,861	21.4%

Noninterest expense increased by $1.7 million to $12.6 million for the quarter ended June 30, 2023 compared to the quarter ended June 30, 2022. Noninterest expense increased by $4.5 million to $25.3 million for the six months ended June 30, 2023 compared to the six months ended June 30, 2022.The increase in noninterest expense was primarily driven by an increase in salaries and employee benefits expense and FDIC insurance expense.
Salaries and employee benefits expense totaled $6.4 million for the quarter ended June 30, 2023, an increase of $1.0 million when compared to the same period in 2022. Salaries and employee benefits expense totaled $12.5 million for the six months ended June 30, 2023, an increase of $2.1 million when compared to the same period in 2022. The increase in salaries and employee benefits expense was driven by an increase in full time equivalent employees, with full time equivalent employees totaling 141 at June 30, 2023 compared to 132 for the same period in 2022. The increase in salaries and employee benefits expense was also due to one-time severance costs and lower loan originations, which reduces the Bank's ability to defer expenses.
FDIC insurance expense totaled $1.1 million for the quarter ended June 30, 2023, an increase of $0.8 million when compared to the same period in 2022. FDIC insurance expense totaled $2.1 million for the six months ended June 30, 2023, an increase of $1.6 million when compared to the same period in 2022. The increase in FDIC insurance expense is attributed to the overall balance sheet growth, increased use of brokered deposits, and an increase in FDIC insurance rates.

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	June 30, 2023	March 31, 2023	December 31, 2022	June 30, 2022
Total Equity	$248,813	$242,307	$238,469	$225,467
Less:
Goodwill	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—
Tangible Common Equity	$246,224	$239,718	$235,880	$222,878

Total Assets	$3,252,707	$3,252,318	$3,252,449	$2,435,552
Less:
Goodwill	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—
Tangible Assets	$3,250,118	$3,249,729	$3,249,860	$2,432,963

Tangible Common Equity to Tangible Assets	7.58%	7.38%	7.26%	9.16%

	As of
Computation of Fully Diluted Tangible Book Value per Common Share	June 30, 2023	March 31, 2023	December 31, 2022	June 30, 2022
Total shareholders' equity	$248,813	$242,307	$238,469	$225,467
Less:
Preferred stock	—	—	—	—
Common shareholders' equity	$248,813	$242,307	$238,469	$225,467
Less:
Goodwill	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—
Tangible common shareholders' equity	$246,224	$239,718	$235,880	$222,878

Common shares issued and outstanding	7,829,950	7,843,438	7,730,699	7,752,389

Fully Diluted Tangible Book Value per Common Share	$31.45	$30.56	$30.51	$28.75

BANKWELL FINANCIAL GROUP, INC.
EARNINGS PER SHARE ("EPS") (unaudited)
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(In thousands, except per share data)
Net income	$7,983	$12,022	$18,362	$20,234
Dividends to participating securities(1)	(41)	(33)	(84)	(68)
Undistributed earnings allocated to participating securities(1)	(172)	(224)	(403)	(371)
Net income for earnings per share calculation	$7,770	$11,765	$17,875	$19,795

Weighted average shares outstanding, basic	7,593	7,557	7,574	7,597
Effect of dilutive equity-based awards(2)	8	57	66	86
Weighted average shares outstanding, diluted	7,601	7,614	7,640	7,683
Net earnings per common share:
Basic earnings per common share	$1.02	$1.56	$2.36	$2.61
Diluted earnings per common share	$1.02	$1.55	$2.34	$2.58
(1)    Represents dividends paid and undistributed earnings allocated to unvested stock-based awards that contain non-forfeitable rights to dividends.
(2)    Represents the effect of the assumed exercise of stock options and the vesting of restricted shares, as applicable, utilizing the treasury stock method.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	June 30, 2023			June 30, 2022
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$227,777	$3,023	5.32%	$247,013	$449	0.73%
Securities(1)	128,576	955	2.97	118,534	809	2.73
Loans:
Commercial real estate	1,935,058	27,099	5.54	1,443,239	17,278	4.74
Residential real estate	56,981	643	4.51	66,460	553	3.33
Construction	206,844	3,691	7.06	106,285	1,938	7.21
Commercial business	557,482	10,646	7.55	393,318	5,327	5.36
Consumer	29,326	500	6.84	5,298	45	3.43
Total loans	2,785,691	42,579	6.05	2,014,600	25,141	4.94
Federal Home Loan Bank stock	5,610	98	7.00	3,263	15	1.79
Total earning assets	3,147,654	$46,655	5.86%	2,383,410	$26,414	4.38%
Other assets	96,603			79,380
Total assets	$3,244,257			$2,462,790

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$98,048	$42	0.18%	$136,414	$59	0.17%
Money market	902,225	8,083	3.59	931,101	1,146	0.49
Savings	112,585	860	3.06	198,304	103	0.21
Time	1,298,170	11,792	3.64	451,508	675	0.60
Total interest bearing deposits	2,411,028	20,777	3.46	1,717,327	1,983	0.46
Borrowed Money	163,138	1,738	4.21	85,092	558	2.59
Total interest bearing liabilities	2,574,166	$22,515	3.51%	1,802,419	$2,541	0.57%
Noninterest bearing deposits	375,514			407,890
Other liabilities	46,565			34,231
Total liabilities	2,996,245			2,244,540
Shareholders' equity	248,012			218,250
Total liabilities and shareholders' equity	$3,244,257			$2,462,790
Net interest income(2)		$24,140			$23,873
Interest rate spread			2.36%			3.81%
Net interest margin(3)			3.07%			4.01%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $51 thousand and $50 thousand for the quarters ended June 30, 2023 and 2022, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - YTD (unaudited)
(Dollars in thousands)

	For the Six Months Ended
	June 30, 2023			June 30, 2022
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$271,328	$6,590	4.90%	$296,239	$603	0.41%
Securities(1)	129,225	1,912	2.96%	115,452	1,563	2.71%
Loans:
Commercial real estate	1,926,852	52,125	5.38%	1,393,836	32,273	4.61%
Residential real estate	58,207	1,286	4.42%	70,125	1,224	3.49%
Construction	186,684	6,651	7.09%	104,176	2,971	5.67%
Commercial business	549,963	21,394	7.74%	388,249	9,954	5.10%
Consumer	23,971	749	6.30%	5,666	147	5.25%
Total loans	2,745,677	82,205	5.95%	1,962,052	46,569	4.72%
Federal Home Loan Bank stock	5,442	193	7.14%	3,051	29	1.94%
Total earning assets	3,151,672	$90,900	5.74%	2,376,794	$48,764	4.08%
Other assets	90,427			89,866
Total assets	$3,242,099			$2,466,660

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$95,494	$81	0.17%	$124,361	$106	0.17%
Money market	905,021	14,468	3.22%	950,131	2,326	0.49%
Savings	124,387	1,586	2.57%	196,400	204	0.21%
Time	1,275,417	21,675	3.43%	452,676	1,553	0.69%
Total interest bearing deposits	2,400,319	37,810	3.18%	1,723,568	4,189	0.49%
Borrowed Money	162,215	3,454	4.24%	84,770	1,144	2.68%
Total interest bearing liabilities	2,562,534	$41,264	3.25%	1,808,338	$5,333	0.59%
Noninterest bearing deposits	389,608			406,707
Other liabilities	45,494			38,683
Total liabilities	2,997,636			2,253,728
Shareholders' equity	244,463			212,932
Total liabilities and shareholders' equity	$3,242,099			$2,466,660
Net interest income(2)		$49,636			$43,431
Interest rate spread			2.49%			3.49%
Net interest margin(3)			3.15%			3.65%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $102 thousand and $98 thousand for the six months ended June 30, 2023 and 2022, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.